SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934
                         ------------------------------



      Date of Report (Date of earliest event reported): September 14, 2000


                                   TCPI, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Florida                                             0-25406                            65-0308922
     -------                                             --------                           ----------
(State or other jurisdiction of                  (Commission File Number)          (I.R.S. Employer Identification No.)
 incorporation)
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          3341 S.W. 15th Street
          Pompano Beach, Florida                                     33069
          -----------------------                                    -----
  (Address of principal executive offices)                         (Zip code)


Registrant's telephone number, including area code: 954/979-0400


                           Former Name of Corporation
                ------------------------------------------------
                    (Technical Chemicals and Products, Inc.)





Item 5.  Other Events

Change In Board Of Directors and Management.
--------------------------------------------

         Effective September 12, 2000, the Company's Board of Directors has elected Martin Gurkin, Ph.D. as Chairman of the Board and appointed TCPI's Chief Executive Officer, Elliott Block, Ph.D., to also become President of TCPI. Jack
L. Aronowitz, the Company's former Chairman and President, has retired for personal reasons due to the health situation of a family member. He will continue to serve as a Director and as a consultant to TCPI.

         Dr. Gurkin, 67, has a distinguished career in the medical diagnostic and instrumentation industry. He has been a Director of TCPI since January 1996 and served as Senior Vice President and Chief Operating Officer of the Company from 1996 until his retirement on March 5, 1999. Prior to joining TCPI, he served as Vice President of ISCO, Inc., a publicly held manufacturer of scientific analytical instrumentation, from October 1989 to December 1995. Prior to that Dr. Gurkin was employed in various capacities for over 17 years by E. M. Science (an affiliate of E. Merck KGAA), a company engaged in the manufacturing of laboratory reagents and chromatography supplies.

         Dr. Block, 55, has more than 29 years of senior level experience in the research, manufacturing and international marketing of over-the-counter and clinical diagnostic testing products, as well as the operation of licensed clinical laboratories. He has been the Company's Chief Executive Officer since May 1999 and a member of the Board of Directors since September 1999. Prior to joining TCPI, he was the President, CEO and a Director of Medicorp Inc., a privately held biomedical company headquartered in Montreal, Canada from its inception in 1986. Medicorp is involved in the research, manufacturing and international marketing of clinical diagnostic tests, the distribution of research kits and reagents in Canada and the operation of a licensed clinical laboratory. Prior to Medicorp, Dr. Block served as a Director and the first President and CEO of Hygeia Sciences, Inc., which developed and manufactured the First Response(R) over-the-counter pregnancy and ovulation kits - the first ovulation kit to be approved for OTC marketing. From 1972 through 1981, he held positions of increasing responsibility at Becton Dickinson Immunodiagnostics, a division of Becton, Dickinson & Co., including Vice President, Operations and Vice President, Research and Development. Previously, he worked in clinical diagnostics research at Syva Company. Dr. Block has a Ph.D. from Brandeis University and was an Alexander von Humboldt Fellow at the University of Cologne, Germany.

         The retirement of Mr. Aronowitz is not expected to affect the financial or operating status of the Company. Further, this management change is not expected to impact research and development activities related to the Company's new cholesterol screening and monitoring tests, noninvasive TD Glucose(TM) Monitoring System and various other diagnostic products where TCPI's Vice President of Transdermal Research, Frank M. Kochinke, Ph.D., and TCPI's Director of Development, Thomas J. Hunter, Ph.D., will continue overseeing their projects.

         In connection with his retirement, TCPI expects to enter into an agreement with Mr. Aronowitz under which the Company will make certain financial payments to him, register with the U.S. Securities and Exchange Commission common stock of TCPI that he currently directly or beneficially owns, and engage him as a consultant for a period of four years.

         Information in this Form 8-K, including any information incorporated by reference herein, includes "forward-looking information" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and is subject to the safe-harbor created by such sections. The Company's actual results may differ significantly from the results discussed in such forward-looking statements.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 14, 2000              TCPI, Inc.



                                        By: /s/ Walter V. Usinowicz, Jr.
                                               -------------------------------
                                                Walter V. Usinowicz, Jr.
                                                Vice President of Finance and
                                                Chief Financial Officer
                                                (Chief Accounting Officer)